UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The interim unaudited condensed consolidated financial information for the three and six months ended June 27, 2015 and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kraft Foods Group, Inc. (“Kraft Foods”) are being filed as Exhibit 99.1 to this Current Report on Form 8-K by The Kraft Heinz Company. On July 2, 2015, pursuant to the Agreement and Plan of Merger, dated as of March 24, 2015, among Kraft Foods, H.J. Heinz Holding Corporation (“Heinz”), Kite Merger Sub Corp. (“Merger Sub I”), a wholly owned subsidiary of Heinz, and Kite Merger Sub LLC, a direct wholly owned subsidiary of Heinz, Merger Sub I merged with and into Kraft Foods, with Kraft Foods surviving as a wholly owned subsidiary of Heinz. At the closing of the merger, Heinz was renamed “The Kraft Heinz Company.” Kraft Foods filed a notification of removal from listing on Form 25-NSE with the Securities and Exchange Commission (“SEC”) on July 2, 2015 with respect to the delisting of shares of Kraft Foods common stock and the deregistration of shares of Kraft Foods common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). On July 13, 2015, Kraft Foods filed a certification on Form 15 with the SEC, requesting the deregistration of shares of its common stock and suspending its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Kraft Foods Group, Inc. Unaudited Financial Information for the quarter ended June 27, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: August 10, 2015	By:	/s/ Paulo Basilio
Paulo Basilio
Executive Vice President and Chief Financial Officer